Exhibit 99.1
Fluence Energy, Inc. Reports First Quarter 2026 Results; Reaffirms Fiscal Year 2026 Guidance
ARLINGTON, Va., February 4, 2026 (GLOBE NEWSWIRE) – Fluence Energy, Inc. (Nasdaq: FLNC) (“Fluence” or the “Company”), a global market leader delivering intelligent energy storage, operational services, and asset optimization software, today announced its results for the three months ended December 31, 2025.
Financial Highlights for Fiscal Quarter ended December 31, 2025
•Revenue of approximately $475.2 million, which represents an increase of approximately 154.4% from the same quarter last year.
•GAAP gross profit margin of approximately 4.9%, and adjusted gross profit margin1 of 5.6%. First quarter 2026 GAAP gross profit margin includes additional estimated costs on two projects, a majority of which the Company expects to be recovered during this year and in addition, the quarter reflects the lower weighting of annual revenue while fixed overhead costs are distributed relatively evenly across the year.
•Net loss of approximately $62.6 million, compared to a net loss of approximately $57.0 million for the same quarter last year.
•Adjusted EBITDA1 of approximately $(52.1) million, compared to approximately $(49.7) million for the same quarter last year.
•Signed over $750 million of order intake during the first quarter, 2026, bringing backlog as of December 31, 2025 to approximately $5.5 billion2, representing the highest level in the Company's history.
•Total Cash3 of approximately $477.8 million as of December 31, 2025, reflecting planned investments in working capital made during the first fiscal quarter.
•Total liquidity4 was approximately $1.1 billion as of December 31, 2025, including capacity under the Company's revolving credit facility of $378.3 million.5
"Accelerating data center growth, utility demand and rising industrial loads continue to drive energy storage demand globally, reflected in our pipeline which has grown by approximately 30% to $30 billion since September, 2025," said Julian Nebreda, the Company's President and Chief Executive Officer. "We have been preparing for this inflection in growth with our expanded sales effort, global supply chain and domestic content strategy, which are driving our ability to deliver competitive products to customers around the world."
Fiscal Year 2026 Outlook Reaffirmed
The Company expectation for fiscal year 2026 is as follows:
•Revenue of approximately $3.2 billion to $3.6 billion with a midpoint of $3.4 billion. As of December 31, 2025, the midpoint of our guidance is fully covered by orders in backlog.
•Adjusted EBITDA1 of approximately $40.0 million to $60.0 million with a midpoint of $50.0 million.
1 Non-GAAP Financial Metric. See the section titled "Non-GAAP Financial Measures" for more information regarding the Company's use of non-GAAP financial measures, as well as a reconciliation to the most directly comparable financial measures stated in accordance with GAAP.
2 Backlog represents the unrecognized revenue value of our contractual commitments, which include deferred revenue and amounts that will be billed and recognized as revenue in future periods. The company's backlog may vary significantly each reporting period based on the timing of major new contractual commitments and the backlog may fluctuate with currency movements. In addition, under certain circumstances, the Company's customers have the right to terminate contracts or defer the timing of its services and their payments to the Company.
3 Total Cash includes Cash and cash equivalents + Restricted Cash.
4 Total liquidity is a management metric and is defined as Cash and cash equivalents + Restricted Cash + capacity available under our working capital facilities, including our supply chain financing programs and our revolving credit facility.
5 The revolving credit facility provides a cash draw sublimit of $150.0 million and a letter of credit sublimit of $500.0 million; the capacity denoted above is the cumulative availability under both of these two sublimits as of December 31, 2025.

•Annual recurring revenue ("ARR") of approximately $180.0 million by the end of fiscal year 2026.
"With our revenue expectation now covered by backlog and a clear line of sight on project costs, we are reaffirming our fiscal year 2026 guidance," said Ahmed Pasha, Chief Financial Officer. "As global demand for storage accelerates, we believe our financial discipline positions Fluence to capture this growth and deliver attractive value for our shareholders."
The foregoing "Fiscal Year 2026 Outlook Reaffirmed" statements represent management's current best estimate as of the date of this release. Actual results may differ materially depending on a number of factors. Investors are urged to read the Cautionary Note Regarding Forward-Looking Statements included in this release. Management does not assume any obligation to update these estimates.
Share Count
The outstanding shares of the Company’s common stock as of December 31, 2025, are presented below:

Common Stock
Class B-1 common stock held by AES Grid Stability, LLC	51,499,195
Class A common stock held by Siemens AG	19,738,064
Class A common stock held by SPT Holding, Sarl	31,761,131
Class A common stock held by Qatar Holding LLC	14,668,275
Class A common stock held by public	66,052,904
Total Class A and Class B-1 common stock outstanding	183,719,569
Conference Call Information
The Company will conduct a teleconference starting at 8:30 a.m. EST on Thursday, February 5, 2026, to discuss our first quarter results. To participate, analysts are required to register by clicking Fluence Energy Q1 Earnings Call Registration Link. Once registered, analysts will be issued a unique PIN number and dial-in number. Analysts are encouraged to register at least 15 minutes before the scheduled start time.
General audience participants, and non-analysts are encouraged to join the teleconference in a listen-only mode at: Fluence Energy Listen - Only Webcast, or on www.fluenceenergy.com by selecting Investors, News & Events, and Events & Presentations. Supplemental materials that may be referenced during the teleconference will be available at: www.fluenceenergy.com, by selecting Investors, News & Events, and Events & Presentations.
A replay of the conference call will be available after 1:00 p.m. EST on Thursday, February 5, 2026. The replay will be available on the Company’s website at www.fluenceenergy.com by selecting Investors, News & Events, and Events & Presentations.

Non-GAAP Financial Measures
We present our operating results in accordance with accounting principles generally accepted in the U.S. (“GAAP”). We believe certain financial measures, such as Adjusted EBITDA, Adjusted Gross Profit, Adjusted Gross Profit Margin, and Free Cash Flow, which are non-GAAP measures, provide users of our financial statements with supplemental information that may be useful in evaluating our operating performance. We believe that such non-GAAP measures, when read in conjunction with our operating results presented in accordance with GAAP, can be used to better assess our performance from period to period and relative to performance of other companies in our industry, without regard to financing methods, historical cost basis or capital structure. Such non-GAAP measures should be considered as a supplement to, and not as a substitute for, financial measures prepared in accordance with GAAP. These measures have limitations as analytical tools, including that other companies, including companies in our industry, may calculate these measures differently, reducing their usefulness as comparative measures.
Adjusted EBITDA is calculated from the consolidated statements of operations using net income (loss) adjusted for (i) interest expense (income), net, (ii) income taxes, (iii) depreciation and amortization, (iv) stock-based compensation, and (v) other non-recurring income or expenses. Adjusted EBITDA also includes amounts impacting net income related to estimated payments due to related parties pursuant to the Tax Receivable Agreement, dated October 27, 2021, by and among Fluence Energy, Inc., Fluence Energy, LLC, Siemens Industry, Inc. and AES Grid Stability, LLC (the “Tax Receivable Agreement”).
Adjusted Gross Profit is calculated using gross profit, adjusted to exclude (i) stock-based compensation expenses, (ii) depreciation and amortization, and (iii) other non-recurring income or expenses. Adjusted Gross Profit Margin is calculated using Adjusted Gross Profit divided by total revenue.
Free Cash Flow is calculated from the consolidated statements of cash flows and is defined as net cash provided by (used in) operating activities, less purchase of property and equipment made in the period. It should not be inferred that the entire Free Cash Flow amount is available for discretionary expenditures (for example, cash is still required to satisfy other working capital needs, including short-term investment policy, restricted cash, and intangible assets) and Free Cash Flow does not reflect our future contractual commitments.

Please refer to the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures included in tables contained at the end of this release.
The Company is not able to provide a quantitative reconciliation of full fiscal year 2026 Adjusted EBITDA to GAAP Net Income (Loss) on a forward-looking basis because of the uncertainty around certain items that may impact Adjusted EBITDA, including stock compensation and restructuring expenses, that are not within our control or cannot be predicted at this time without unreasonable effort.
About Fluence
Fluence Energy, Inc. (Nasdaq: FLNC) is a global market leader delivering intelligent energy storage and optimization software for renewables and storage. The Company's solutions and operational services are helping to create a more resilient grid and unlock the full potential of renewable portfolios. With gigawatts of projects successfully contracted, deployed, and under management across nearly 50 markets, the Company is transforming the way we power our world for a more sustainable future.
For more information, visit our website, or follow us on LinkedIn or X. To stay up to date on the latest industry insights, sign up for Fluence's Full Potential Blog.
Cautionary Note Regarding Forward-Looking Statements

The statements contained in this press release and statements that are made on our earnings call that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements set forth above under “Fiscal Year 2026 Outlook Reaffirmed” and other statements regarding the Company's future financial and operational performance, future market and industry growth and related opportunities for the Company, anticipated Company growth and business strategy, liquidity and access to capital and cash flows, expectations related to backlog, pipeline, and contracted backlog, future results of operations, and projected costs, beliefs, assumptions, prospects, plans and objectives of management. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this press release, words such as “may,” “possible,” “will,” “should,” “seeks,” “expects,” “plans,” “anticipates,” “grows,” “could,” “intends,” “targets,” “projects,” “contemplates,” "commits", “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions and variations thereof and similar words and expressions are intended to identify such forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments, as well as a number of assumptions concerning future events, and their potential effects on our business. These forward-looking statements are not guarantees of performance, and there can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements are subject to a number of risks, uncertainties, and other important factors that could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the elimination or expiration of government incentives or regulations regarding renewable energy; changes in the global trade environment; fluctuations in order intake and results of operations across fiscal periods; a significant reduction in order volume or loss of significant customers or their inability to perform under contracts; competition for offerings and the ability to attract new customers and retain existing ones; maintaining and enhancing reputation and brand recognition; our ability to manage recent and future growth and the expansion of our business and operations; our ability to attract and retain highly qualified personnel; our growth depending on the success of relationships with third parties; delays, disruptions, and quality control problems in manufacturing operations; risks associated with engineering and construction, utility interconnection, commissioning and installation of energy storage products, cost overruns, and delays; supplier concentration and limited supplier capacity; operating as a global company with a global supply chain; changes in the cost and availability of raw materials and underlying components; lengthy sales and installation cycle for energy storage solutions; quality and quantity of components provided by suppliers; defects, errors, vulnerabilities, and/or bugs in products and technology; events and incidents relating to storage, delivery, installation, operation, maintenance, and shutdowns of products; current and planned foreign operations; failure by contract manufacturers, vendors, and suppliers to use ethical business practices and comply with applicable laws and regulations; actual or threatened health epidemics, pandemics, or similar public health threats; severe weather events; acquisitions made or that may be pursued; our ability to obtain financial assurances for projects; relatively limited operating and revenue history as an independent entity and the nascent clean energy industry; anticipated increases in expenses in the future and our ability to maintain prolonged profitability; the risk that amounts included in the pipeline and contracted backlog may not result in actual revenue or translate into profits; restrictions set forth in current and future credit and debt agreements; our uncertain ability to raise additional capital to execute on business opportunities; fluctuations in currency exchange rates; whether renewable energy technologies are suitable for widespread adoption or if sufficient demand for offerings does not develop or takes longer to develop than anticipated; our estimates on the size of the total addressable market; macroeconomic uncertainty and market conditions; interest rates or a reduction in the availability of tax equity or project debt capital in the global financial markets and corresponding effects on customers’ ability to finance energy storage systems and demand for energy storage solutions; the cost of electricity available from alternative sources; a decline or delay in public acceptance of renewable energy, or increase in the cost of customer projects; increased attention to environmental, social and governance matters; our ability to obtain, maintain, and enforce proper protection for intellectual property, including technology; the threat of lawsuits by third parties alleging intellectual property violations; our having adequate protection for trademarks and trade names; our ability to enforce intellectual property rights; our patent portfolio; our ability to effectively protect data integrity of technology infrastructure, data, and other business systems; the use of open-source software; our failure to comply with third-party license or technology agreements; our inability to license rights to use technologies on reasonable terms; compromises, interruptions, or shutdowns of systems; use of artificial intelligence (“AI”) technologies; potential changes in tax laws or regulations; barriers arising from current electric utility industry policies and regulations and any subsequent changes; environmental, health, and safety laws and potential obligations, liabilities, and costs thereunder; actual or perceived failure to comply with data privacy and data security laws, regulations, industry standards, and other requirements relating to the privacy, security, and processing of personal information; potential future legal proceedings, regulatory disputes, and governmental inquiries; ownership of our Class A common stock; short-seller activists; being a “controlled company” within the meaning of the rules of the Nasdaq Stock Market; conflicts of interest by officers and directors due to positions with our continuing equity owners; relationship with our founders and continuing equity owners; terms of our amended and restated certificate of incorporation and amended and restated bylaws; our dependence on distributions from Fluence Energy, LLC to pay taxes and expenses and Fluence Energy, LLC’s ability to make such distributions may be limited or restricted in certain scenarios; risks arising out of the Tax Receivable Agreement; unanticipated changes in effective tax rates or adverse outcomes resulting from examination of tax returns; risks related to the 2030 Convertible Senior Notes; improper and ineffective internal control over reporting to comply with the Sarbanes-Oxley Act; changes in accounting principles or their applicability; and estimates or judgments relating to critical accounting policies; and other important factors set forth under Item 1A.“Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2025, filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 25, 2025 and our Quarterly Report on Form 10-Q for the three months ended December 31, 2025 to be filed on February 4, 2026, as well as in other filings we make with the SEC from time to time. New risks and uncertainties emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the effect of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements made in this press release. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law.
Analyst Contact
Chris Shelton, Vice President of Investor Relations
Email: InvestorRelations@fluenceenergy.com
Media Contact
Shayla Ebsen, Director of Communication
+1 605-645-7486
Email: media.na@fluenceenergy.com

FLUENCE ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(U.S. Dollars in Thousands, except share and per share amounts)

	Unaudited
	December 31, 2025	September 30, 2025
Assets
Current assets:
Cash and cash equivalents	$452,563	$690,768
Restricted cash	25,211	23,862
Trade receivables, net	288,900	272,820
Unbilled receivables	252,179	239,594
Receivables from related parties	223,029	200,748
Advances to suppliers	120,747	126,778
Inventory, net	540,638	455,015
Other current assets	83,462	54,671
Total current assets	1,986,729	2,064,256
Non-current assets:
Property and equipment, net	$45,891	$50,320
Intangible assets, net	63,733	63,403
Goodwill	28,680	28,584
Deferred income tax asset	4,039	4,046
Other non-current assets	140,580	146,391
Total non-current assets	282,923	292,744
Total assets	$2,269,652	$2,357,000
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$135,246	$321,004
Deferred revenue	804,489	640,457
Deferred revenue with related parties	58,615	79,916
Personnel related liabilities	27,109	31,850
Accruals and provisions	278,024	246,235
Taxes payable	14,302	30,317
Other current liabilities	21,730	20,590
Total current liabilities	1,339,515	1,370,369
Non-current liabilities:
Deferred income tax liability	$9,545	$9,530
Convertible senior notes, net	391,254	390,804
Other non-current liabilities	41,114	37,449
Total non-current liabilities	441,913	437,783
Total liabilities	1,781,428	1,808,152
Stockholders’ Equity:
Preferred stock, $0.00001 per share, 10,000,000 shares authorized; no shares issued and outstanding as of December 31, 2025 and September 30, 2025	—	—
Class A common stock, $0.00001 par value per share, 1,200,000,000 shares authorized; 133,188,976 shares issued and 132,220,374 shares outstanding as of December 31, 2025; 132,014,571 shares issued and 131,164,365 shares outstanding as of September 30, 2025, respectively	1	1
Class B-1 common stock, $0.00001 par value per share, 134,325,805 shares authorized; 51,499,195 shares issued and outstanding as of December 31, 2025 and September 30, 2025	—	—
Class B-2 common stock, $0.00001 par value per share, 200,000,000 shares authorized; 0 shares issued and outstanding as of December 31, 2025 and September 30, 2025	—	—
Treasury stock, at cost	(12,568)	(10,213)
Additional paid-in capital	635,552	627,956
Accumulated other comprehensive income	9,835	11,613
Accumulated deficit	(244,832)	(199,762)
Total stockholders’ equity attributable to Fluence Energy, Inc.	387,988	429,595
Non-Controlling interests	100,236	119,253
Total stockholders’ equity	488,224	548,848
Total liabilities and stockholders’ equity	$2,269,652	$2,357,000

FLUENCE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(U.S. Dollars in Thousands, except share and per share amounts)

	Three Months Ended December 31,
	2025		2024
Revenue	$293,002		$116,199
Revenue from related parties	182,232		70,589
Total revenue	475,234		186,788
Cost of goods and services	452,185		165,587
Gross profit	23,049		21,201
Operating expenses:
Research and development	18,541		17,195
Sales and marketing	22,031		18,202
General and administrative	41,848		36,707
Depreciation and amortization	3,749		2,815
Interest expense (income), net	1,372		(741)
Other expense, net	5,985		5,751
Loss before income taxes	(70,477)		(58,728)
Income tax benefit	(7,889)		(1,715)
Net loss	$(62,588)		$(57,013)
Net loss attributable to non-controlling interest	$(17,518)		$(15,547)
Net loss attributable to Fluence Energy, Inc.	$(45,070)	$—	$(41,466)

Weighted average number of Class A common shares outstanding:
Basic	131,522,223		129,482,668
Diluted	131,522,223		129,482,668
Loss per share of Class A common stock:
Basic	$(0.34)		$(0.32)
Diluted	$(0.34)		$(0.32)

FLUENCE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (UNAUDITED)
(U.S. Dollars in Thousands)

	Three Months Ended December 31,
	2025	2024
Net loss	$(62,588)	$(57,013)

Gain (loss) on foreign currency translation, net of tax	1,067	(5,311)
(Loss) gain on cash flow hedges, net of tax	(3,542)	8,193
Total other comprehensive (loss) income	(2,475)	2,882
Total comprehensive loss	$(65,063)	$(54,131)
Comprehensive loss attributable to non-controlling interest	$(18,215)	$(14,727)
Total comprehensive loss attributable to Fluence Energy, Inc.	$(46,848)	$(39,404)

FLUENCE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(U.S. Dollars in Thousands)

	Three Months Ended December 31,
	2025	2024
Operating activities
Net loss	$(62,588)	$(57,013)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8,794	4,485
Amortization of debt issuance costs	1,148	817
Inventory provision	(7,053)	2,283
Stock-based compensation	5,288	5,266
Deferred income taxes	28	(66)
Changes in operating assets and liabilities:
Trade receivables, net	(16,013)	60,143
Unbilled receivables	(11,822)	10,725
Receivables from related parties	(22,280)	110,198
Advances to suppliers	6,072	(5,593)
Inventory	(77,365)	(368,763)
Other current assets	(28,506)	(7,640)
Other non-current assets	3,222	(11,582)
Accounts payable	(182,749)	(333,593)
Deferred revenue with related parties	(21,301)	(4,959)
Deferred revenue	163,257	316,723
Accruals and provisions	33,761	139,064
Taxes payable	(16,141)	(7,534)
Other current liabilities	(6,294)	(67,354)
Other non-current liabilities	3,750	3,161
Net cash used in operating activities	(226,792)	(211,232)
Investing activities
Capital expenditures on software	(3,521)	(3,077)
Purchase of property and equipment	(5,827)	(2,109)
Net cash used in investing activities	(9,348)	(5,186)
Financing activities
Class A common stock withheld related to settlement of employee taxes for stock-based compensation awards	(2,355)	(396)
Proceeds from issuance of 2030 Convertible Senior Notes	—	400,000
Purchases of Capped Calls related to 2030 Convertible Senior Notes	—	(29,000)
Payment for debt issuance costs	—	(10,195)
Proceeds from exercise of stock options	1,506	422
Principal payments on finance leases	(938)	—
Net cash (used in) provided by financing activities	(1,787)	360,831
Effect of exchange rate changes on cash and cash equivalents	1,071	(8,710)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(236,856)	135,703
Cash, cash equivalents, and restricted cash as of the beginning of the period	714,630	518,706
Cash, cash equivalents, and restricted cash as of the end of the period	$477,774	$654,409
Supplemental Cash Flows Information
Interest paid	$6,236	$920
Cash paid on income taxes	$3,664	$5,707

FLUENCE ENERGY, INC.
KEY OPERATING METRICS (UNAUDITED)
The following tables present our key operating metrics as of December 31, 2025 and September 30, 2025. The tables below present the metrics in either Gigawatts (GW) or Gigawatt hours (GWh). Our key operating metrics focus on project milestones to measure our performance and designate each project as either “deployed”, “assets under management”, “contracted backlog”, or “pipeline”.

	December 31, 2025	September 30, 2025	Change	Change %
Energy Storage Products and Solutions
Deployed (GW)	7.2	6.8	0.4	6%
Deployed (GWh)	18.9	17.8	1.1	6%
Contracted Backlog (GW)	9.7	9.1	0.6	7%
Pipeline (GW)	41.8	35.7	6.1	17%
Pipeline (GWh)	150.5	122.0	28.5	23%

(amounts in GW)	December 31, 2025	September 30, 2025	Change	Change %
Services
Assets under Management	6.2	5.6	0.6	11%
Contracted Backlog	7.2	7.0	0.2	3%
Pipeline	33.8	29.4	4.4	15%

(amounts in GW)	December 31, 2025	September 30, 2025	Change	Change %
Digital
Assets under Management	22.8	22.0	0.8	4%
Contracted Backlog	14.6	12.1	2.5	21%
Pipeline	71.5	63.7	7.8	12%
The following table presents our order intake for the three months ended December 31, 2025 and 2024. The table is presented in Gigawatts (GW):

(amounts in GW)	Three Months Ended December 31,
	2025	2024	Change	Change %
Energy Storage Products and Solutions
Contracted	1.0	1.0	—	—%
Services
Contracted	0.8	0.5	0.3	60%
Digital
Contracted	4.3	3.2	1.1	34%
Deployed
Deployed represents cumulative energy storage products and solutions that have achieved substantial completion and are not decommissioned. Deployed is monitored by management to measure our performance towards achieving project milestones.
Assets Under Management
Assets under management for service contracts represents our long-term service contracts with customers associated with our completed energy storage system products and solutions. In general, we start providing maintenance, monitoring, or other operational services after the storage product projects are completed. This is not limited to energy storage solutions delivered by Fluence. Assets under management for digital software represents contracts signed and active (post go live). Assets under management serves as an indicator of expected revenue from our customers and assists management in forecasting our expected financial performance.
Contracted Backlog
For our energy storage products and solutions contracts, contracted backlog includes signed customer orders or contracts under execution prior to when substantial completion is achieved. For service contracts, contracted backlog includes signed service agreements associated with our storage product projects that have not been completed and the associated service has not started. For digital applications contracts, contracted backlog includes signed agreements where the associated subscription has not started.
We cannot guarantee that our contracted backlog will result in actual revenue in the originally anticipated period or at all. Contracted backlog may not generate margins equal to our historical operating results. Our customers may experience project delays or cancel orders as a result of external market factors and economic or other factors beyond our control. If our contracted backlog fails to result in revenue as anticipated or in a timely manner, we could experience a reduction in revenue, profitability, and liquidity.
Contracted/Order Intake
Contracted, which we use interchangeably with “order intake”, represents new energy storage product and solutions contracts, new service contracts and new digital contracts signed during each period presented. We define “Contracted” as a firm and binding purchase order, letter of award, change order or other signed contract (in each case an “Order”) from the customer that is received and accepted by Fluence. Our order intake is intended to convey the dollar amount and gigawatts (operating measure) contracted in the period presented. We believe that order intake provides useful information to investors and management because the order intake provides visibility into future revenue and enables evaluation of the effectiveness of the Company’s sales activity and the attractiveness of its offerings in the market.
Pipeline
Pipeline represents our uncontracted, potential revenue from energy storage products and solutions, service, and digital software contracts, which have a reasonable likelihood of contract execution within 24 months. Pipeline is an internal management metric that we construct from market information reported by our global sales force. Pipeline is monitored by management to understand the anticipated growth of our Company and our estimated future revenue related to customer contracts for our battery-based energy storage products and solutions, services and digital software.
We cannot guarantee that our pipeline will result in actual revenue in the originally anticipated period or at all. Pipeline may not generate margins equal to our historical operating results. Our customers may experience project delays or cancel orders as a result of external market factors and economic or other factors beyond our control. If our pipeline fails to result in revenue as anticipated or in a timely manner, we could experience a reduction in revenue, profitability, and liquidity.
Annual Recurring Revenue (ARR)
ARR represents the net annualized contracted value including software subscriptions including initial trial, licensing, long term service agreements, and extended warranty agreements as of the reporting period. ARR excludes one-time fees, revenue share or other revenue that is non-recurring and variable. The Company believes ARR is an important operating metric as it provides visibility to future revenue. It is important to management to increase this visibility as we continue to expand. ARR is not a forecast of future revenue and should be viewed independently of revenue and deferred revenue as ARR is an operating metric and is not intended to replace these items.

FLUENCE ENERGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (UNAUDITED)

The following tables present our non-GAAP measures for the periods indicated.

($ in thousands)	Three Months Ended December 31,
	2025	2024
Net loss	$(62,588)	$(57,013)
Add:
Interest expense (income), net	1,372	(741)
Income tax benefit	(7,889)	(1,715)
Depreciation and amortization	8,794	4,485
Stock-based compensation	5,288	5,308
Other non-recurring expenses(a)	2,965	—
Adjusted EBITDA	$(52,058)	$(49,676)
(a) Amount for the three months ended December 31, 2025 includes approximately $3.0 million for legal and consulting fees related to potential strategic transactions.

($ in thousands)	Three Months Ended December 31,
	2025	2024
Total revenue	$475,234	$186,788
Cost of goods and services	452,185	165,587
Gross profit	23,049	21,201
Gross profit margin %	4.9%	11.4%
Add:
Stock-based compensation	504	883
Depreciation and amortization	3,107	1,269
Adjusted Gross Profit	$26,660	$23,353
Adjusted Gross Profit Margin %	5.6%	12.5%

($ in thousands)	Three Months Ended December 31,
	2025	2024
Net cash used in operating activities	$(226,792)	$(211,232)
Less: Purchase of property and equipment	(5,827)	(2,109)
Free Cash Flow	$(232,619)	$(213,341)